SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Soliciting Material Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

EMERGING VISION, INC.

(Name of Registrant as Specified In Its Charter)

HORIZONS INVESTORS CORP.

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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BENITO R. FERNANDEZ

July 8, 2004

To all Shareholders of Emerging Vision, Inc.

I am of course distressed by the recent correspondence you have probably seen from Emerging Vision and the Cohens that contains allegations about me and my candidates. I have written to the Securities and Exchange Commission to raise my objections. I believe that they have elected to attack me and my candidates because they cannot defend their record. So rather than try to explain the Company’s million dollar losses, declining market share and conflict laden corporate profile, they attack my character and the character of my other candidates with out-of-context and incomplete statements. I guess that negative campaigning tactics are not reserved for politics only.

I also believe that this tactic is just more evidence of the Cohens’ desperate desire to entrench themselves and retain control of your company. Don’t allow it. Take action now and send a clear and resounding message that you are not fooled nor swayed by their tactics, and vote for me and my nominees. Please heed what Institutional Shareholder Services said:

■	“…the track record of the Cohen brothers and their affiliation with the company demonstrates an inability to enhance shareholder value.”

■	“Having competitors serve on the board of a public company is never in the best interests of shareholders.”

Most importantly, please do what ISS recommended: vote FOR my slate of directors on the BLUE proxy card, another copy of which is enclosed.

Time is short and we need immediate action. I again urge you to cast your proxy for my independent slate of directors. I need your support. Together we can make a difference. Please vote the BLUE proxy card as soon as possible. Thank you.

Very truly yours,

Benito R. Fernandez

HOW TO VOTE:

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

1.	If your shares are registered in your own name, please sign, date and mail the enclosed BLUE Proxy Card to The Altman Group, Inc. in the postage paid envelope provided today.

2.	If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a BLUE Proxy Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed BLUE Proxy Card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a BLUE Proxy Card to be issued representing your shares.

3.	After signing the enclosed BLUE Proxy Card do not sign or return the white proxy card. Remember – only your latest dated proxy will determine how your shares are to be voted at the meeting. If you voted a white proxy card and want to change your vote, you can do so now by sending in the BLUE proxy card.

4.	If you have any questions or need further assistance in voting your shares, please contact our proxy solicitor.

THE ALTMAN GROUP, INC.

1275 VALLEY BROOK AVENUE

LYNDHURST, NJ 07071

SHAREHOLDERS CALL TOLL FREE: 800-317-7962

BANKS AND BROKERS: 201-460-1200

Fax: 201-460-0050

VOTE THE BLUE PROXY TODAY!!

Time is running short. To ensure that your vote is counted, please vote immediately using either of the following methods.

IT IS FAST AND EASY.

BY THE INTERNET:	BY TOLL-FREE TELEPHONE:

1.   Have the enclosed BLUE voting instruction form ready.

2.   Go to www.proxyvote.com

3.   Enter the 12 digit Control Number printed on your BLUE
      voting instruction form.

4.   Follow the simple instructions on the website.

1.   Have the enclosed BLUE voting instruction form ready.

2.   Using a touch tone phone, please dial the toll free number printed on the enclosed BLUE voting instruction form.

3.   When prompted, enter the 12 digit control number printed
      on your BLUE voting instruction form.

4.   Follow the simple recorded instructions

Your vote is important, no matter how many or how few shares you own!

➢	If you submit your vote by internet or telephone, the latest time that your votes will be accepted is 11:59 PM, Eastern Standard Time on July 13, 2004.

If you prefer, you may mark, sign and date the enclosed BLUE voting instruction form and return it in the enclosed postage paid envelope as soon as possible.

If you have any questions or require assistance in voting your shares, please call our proxy solicitor, The Altman Group, Toll-Free at: 800-317-7962